UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2023

APTINYX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38535	45-4626057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Davis Street, Suite 600

Evanston, IL 60201

(Address of principal executive offices, including zip code)

(847) 871-0377

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trade Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value per share	APTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 26, 2023, the Board of Directors (the “Board”) of Aptinyx, Inc. (the “Company”) approved a restructuring plan (the “Plan”) to reduce the Company’s operating costs and better align its workforce with the needs of its business. Under the Plan, the Company is reducing its workforce by approximately 60%, to be substantially completed by March 3, 2023. The Company expects to incur estimated severance and related costs of approximately $1.4 million, which will be recorded primarily in the first quarter of 2023.

As the Plan is implemented, the Company’s management will re-evaluate the estimated costs and expenses set forth above and may revise the estimated restructuring charge as appropriate, consistent with generally accepted accounting principles. The estimated charges that the Company expects to incur in connection with the Plan are subject to a number of assumptions, and actual results may differ materially from these estimates. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements

Certain Statements in this Current Report on Form 8-K contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained herein may be identified by the use of words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “runway,” “forecast,” “potential” or other similar words. Examples of forward-looking statements include, among others, statements relating to the Company’s estimated restructuring costs and cash expenditures to be paid in connection with the Plan. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2022, and other reports as filed with the SEC. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aptinyx Inc.

Date: February 28, 2023	By:	/s/ Ashish Khanna
Ashish Khanna
Chief Financial Officer and Chief Business Officer